SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive information statement

THE CENTER FOR WOUND HEALING, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Which Transaction Applies	Aggregate Number of Securities to Which Transaction Applies	Underlying Value of Transaction*	Proposed Maximum Aggregate Value of Transaction*	Amount of Registration Fee

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date filed:

THE CENTER FOR WOUND HEALING, INC.

517 ROUTE 1 SOUTH, SUITE 3060

ISELIN, NJ 08830

INFORMATION STATEMENT

AND NOTICE TO STOCKHOLDERS

To the Stockholders of

The Center For Wound Healing, Inc.:

This Information Statement and Notice to Stockholders is being furnished by the Board of Directors of The Center For Wound Healing, Inc. to the holders of record at the close of business on August 31, 2007 of the outstanding shares of our common stock, par value $0.001 per share (“Common Stock”), in order to provide information with respect to the proposed amendment to the Articles of Incorporation of The Center For Wound Healing, Inc. (as further described below, the “Charter Amendment”). The Charter Amendment has been conditionally approved by our Board of Directors and the current holders of a majority of our issued and outstanding Common Stock have contractually agreed to vote in favor of the Charter Amendment. The approval of the Charter Amendment and its effectiveness is conditioned upon our compliance with Section 14(c) of the Securities Exchange Act of 1934 (the “Exchange Act”), which requires the filing of this Information Statement with the Securities and Exchange Commission (the “SEC”) and the distribution of this Information Statement to stockholders. The actions and agreements described above are sufficient to authorize the Charter Amendment without the vote of any other stockholders. Accordingly, your approval is not required and is not being sought with respect to the Charter Amendment. The Company will hold a special meeting of stockholders to approve the Charter Amendment on September 25, 2007 (the “Special Meeting Date”). References in this Information Statement to “Company”, “we”, “our” or “us” refer to The Center for Wound Healing, Inc., a Nevada corporation, and all of its subsidiaries and affiliated companies.

The Charter Amendment to which this Information Statement relates was provided for in the Amendment and Waiver. Pursuant to the Amendment and Waiver, among other things, the Debenture Holders have agreed to allow us to incur additional indebtedness under our senior secured credit facility (the “Credit Facility”) with Signature Bank (the “Bank”), on terms previously agreed upon with the Bank, in exchange for the payment of certain fees and the right to appoint members of our Board of Directors under certain circumstances. On May 29, 2007, our Board of Directors approved the terms of the Amendment and Waiver and authorized us to amend our Credit Facility (the “Credit Facility Amendment”) to borrow up to an additional $2,500,000 under the Credit Facility. On the same date, the Company executed the Amendment and Waiver and the Credit Facility Amendment, thereby agreeing to the transactions contemplated by those documents, including the Charter Amendment. Accordingly, our Board of Directors and the stockholders holding stock representing a majority of votes eligible to be cast have either approved or contractually agreed to vote in favor of the amendment of the Company’s Articles of Incorporation to provide the Debenture Holders with the right to appoint a majority of the Company’s Board of Directors under certain conditions. References in this Information Statement to the “Amendment and Waiver” refer, collectively, to the Amendment and Waiver, dated as of May 29, 2007 to 8% Secured Convertible Debenture, due April 7, 2007, and to Securities Purchase Agreement, dated as of April 7, 2006, by and among the Company and DKR SoundShore Oasis Holding Fund, Ltd. (“DKR”) and the Amendment and Waiver, dated as of May 29, 2007 to 8% Secured Convertible Debenture, due April 7, 2007, and to Securities Purchase Agreement, dated as of April 7, 2006, by and among the Company and Harborview Master Fund LP (“Harborview”) and references to the “Debenture Holders” refer, collectively, to DKR and Harborview and each of their successors and assigns.

This Information Statement is furnished for the purpose of informing the stockholders of the actions described above in the manner required by Regulation 14C promulgated under the Exchange Act. The Charter Amendment will not be consummated or become effective until it is approved on the Special Meeting Date, which will be at least 20 days after the initial mailing of this Information Statement.

This Information Statement also relates to the Credit Facility Amendment and the Amendment and Waiver, which were both previously approved by the Board of Directors as described above. The approval of the stockholders of the Company was not required to authorize the Credit Facility Amendment or the Amendment and Waiver under applicable Nevada law. Accordingly, the consummation of the Credit Facility Amendment and the Amendment and Waiver was not subject to the requirement of filing an information statement under Regulation 14C and the Credit Facility Amendment became effective as of May 31, 2007. This Information Statement provides information about the Credit Facility Amendment and the Amendment and Waiver to provide stockholders with information about the Charter Amendment.

Our Board of Directors has fixed August 31, 2007 as the record date for the determination of stockholders entitled to receive this Information Statement (the “Record Date”). As of the Record Date there were 22,655,781 shares of Common Stock issued and outstanding.

You are being provided with this Information Statement pursuant to Section 14(c) of the Exchange Act and Regulation 14C and Schedule 14C thereunder.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

There is no provision in the Nevada General Corporation law or our Articles of Incorporation or By-laws providing our stockholders with dissenters’ rights of appraisal to demand payment in cash for their shares of Common Stock in connection with the Charter Amendment, the Amendment and Waiver or the Credit Facility Amendment described in this Information Statement.

This Information Statement is first being mailed on or about September 4, 2007.

THE DATE OF THIS INFORMATION STATEMENT IS AUGUST 8, 2007

CHARTER AMENDMENT

Pursuant to the Amendment and Waiver, the Company agreed to amend its Articles of Incorporation to provide the Debenture Holders with the right to appoint a majority of the Company’s Board of Directors if (a) the Company fails to make an aggregate payment of $1,000,000 to the Debenture Holders on or prior to June 21, 2007, which consists of a $200,000 consent fee and a payment of $800,000 to be applied to reduce the outstanding principal amount of the Company’s 8% Secured Convertible Debentures (the “Debentures”) or (b) the Company fails to pay in full all outstanding principal, accrued interest and other fees and charges due under the Debentures on or prior to December 31, 2007. However, the Debenture Holders’ right to appoint a majority of the Company’s Board of Directors will be suspended until April 1, 2008 if, on or prior to December 31, 2007, the Company has paid the Debenture Holders the aggregate sum of $1,500,000, which will consist of a consent fee of $300,000 and a payment of $1,200,000 to be applied against the outstanding principal amount of the Debentures. This payment of $1,500,000 is exclusive of the $1,000,000 payment due by June 21, 2007. The maturity date of the Debentures is March 31, 2008.

The Charter Amendment will modify all of the Common Stock in that holders of the Company’s Common Stock will give up their right to elect all of the members of the Company’s Board of Directors upon the occurrence of the conditions set forth in the Charter Amendment. The Debenture Holders require the Charter Amendment as a condition to their consent to the Credit Facility Amendment. The Credit Facility Amendment is necessary to fund the Company’s day-to-day operations and is, in the opinion of the Board of Directors, in the best interests of the Company. Under the terms of the Amendment and Waiver, the Company had 90 days to effectuate the Charter Amendment. However, on July 20, 2007, the Company and the Debenture Holders entered into an amendment to the Debentures that gives the Company an additional 30 days to effectuate the Charter Amendment, for a total of 120 days. On June 20, 2007, the Company made the aggregate payment of $1,000,000 referenced above to the Debenture Holders.

CREDIT FACILITY AMENDMENT

The Credit Facility Amendment increased the Company’s revolving credit facility to $6,000,000 from $5,000,000 and granted the Company access to a $1,500,000 term loan facility. The interest rate was not modified under the Credit Facility Amendment. The Credit Facility Amendment extends the maturity date of the loans to February 29, 2008.

ABSENCE OF APPRAISAL RIGTHS

Neither Nevada law nor our Articles of Incorporation or By-laws provide the Company’s shareholders with dissenters’ rights of appraisal to demand payment in cash for their shares of Common Stock in connection with the Charter Amendment. This means that no shareholder is entitled to receive cash or other payment as a result of, or in connection with, the Charter Amendment, even if a shareholder has not been given an opportunity to vote with respect to the Charter Amendment.

DESCRIPTION OF THE BUSINESS OF THE COMPANY

The Center For Wound Healing, Inc., along with its subsidiaries and affiliated companies, develops and manages comprehensive wound care centers, which are marketed as “THE CENTER FOR WOUND HEALING tm” throughout the United States. These centers render the specialized service of hyperbaric medicine. They are developed in partnerships with acute care hospitals. The Company can be contracted to startup and manage the wound care program as well as offer a turnkey operation including the furnishing of hyperbaric oxygen chambers to hospitals.

BACKGROUND OF THE AMENDMENT AND WAIVER AND CREDIT FACILITY AMENDMENT

On April 7, 2006, the Company issued $5,500,000 principal amount of Debentures to the Debenture Holders.

On September 28, 2006, the Company filed a Form 12b-25 with the SEC, stating that the Company would not be able to timely file its annual report for the year ended June 30, 2006 on Form 10-KSB with the SEC.

On November 16, 2006, as a result of the Company being unable to timely file its annual report on Form 10-KSB, the Company’s Common Stock ceased being quoted on the Over-the-Counter Bulletin Board of the National Association of Securities Dealers, Inc.

On February 28, 2007, the Company received a notice of default from the Debenture Holders. The notice of default alleged that the Company was in default due to (i) the Company’s failure to timely file its Form 10-KSB, (ii) the cessation of the Company’s Common Stock being quoted on the Over-the-Counter Bulletin Board of the National Association of Securities Dealers, Inc., and (iii) the Company’s failure to file a registration statement with the SEC in a timely manner with respect to the Common Stock issuable in the event of conversion of the Debentures into Common Stock, among other things. The notice of default also served as a notice of acceleration of the outstanding principal amount of the Debentures, plus all accrued interest and liquidated damages. Pursuant to a Subordination Agreement between the Debenture Holders and the Bank, the Debenture Holders agreed to not take any action to foreclose, enforce or realize upon the collateral securing the Debentures for a period of 90 days from the date of any notice of default.

Beginning in March 2007, the Company began to use the time provided by the 90-day standstill period under the Subordination Agreement to attempt to reach an agreement with the Bank and the Debenture Holders to increase the Company’s line of credit under the Credit Facility and to restructure the Debentures. Throughout March, April, and May, the Company had numerous conversations and meetings with the Bank and the Debenture Holders.

On April 5, 2007, the Company and the Bank entered into a Second Amendment and Waiver to the Credit Facility, which, among other things, extended the termination date of the Credit Facility until May 2, 2007. This Second Amendment and Waiver was effective retroactive to February 1, 2007. The Bank also agreed in principle to increase the line of credit under the Credit Facility by $2,500,000, provided that the Debenture Holders consented to the increase and entered into a subordination agreement satisfactory to the Bank. The increase in the Company’s line of credit was necessary to permit the Company to satisfy its obligations and business objectives.

On April 24, 2007, the Company and the Debenture Holders reached agreement upon the framework of a consensual restructuring of the Company’s obligations under the Debentures. Discussions continued throughout April and into May 2007 with respect to the consensual restructuring of the Company’s obligations under the Debentures.

On May 29, 2007, the Company’s Board of Directors met and determined that the Amendment and Waiver and the Credit Facility Amendment were fair to, and in the best interests of, the Company and its stockholders and the Board of Directors unanimously voted to approve the Amendment and Waiver and the Credit Facility Agreement.

On May 29, 2007, the Amendment and Waiver was executed by the Company and the Debenture Holders.

On May 29, 2007, the Credit Facility Amendment was executed by the Company and the Bank.

The Amendment and Waiver and the Credit Facility Amendment became effective on May 31, 2007.

On July 20,2007, the Company and the Debenture Holders amended the Debentures to provide the Company with an additional 30 days to effectuate the Charter Amendment.

REASONS FOR THE AMENDMENT AND WAIVER AND CREDIT FACILITY

AMENDMENT; FACTORS CONSIDERED BY THE BOARD OF DIRECTORS

In approving the terms of the Amendment and Waiver and the Credit Facility Amendment, the Board of Directors concluded that the benefits the Company would receive as a result of the Amendment and Waiver and the Credit Facility Amendment were in the best interests of the Company and its stockholders. In reaching this conclusion, the Board of Directors considered a number of factors, including the following:

(1) the Bank would not enter into the Credit Facility Amendment unless and until the Company obtained the consent of the Debenture Holders;

(2) the Company likely would not have been able to continue as a going concern without access to the additional credit available pursuant to the Credit Facility Amendment;

(3) pursuant to the Amendment and Waiver, certain purported defaults asserted in the notice of default issued by the Debenture Holders, and certain other potential defaults, were waived and the notice of acceleration was withdrawn; and

(4) the potential costs associated with the Company defending against the Debenture Holders efforts to foreclose on their collateral at the end of the 90-day standstill period.

In view of the variety of factors considered in connection with its evaluation of the Amendment and Waiver and the Credit Facility Amendment, the Board of Directors did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Rather, the Board of Directors viewed its recommendation as being based on the totality of the information presented to and considered by it.

VOTING AGREEMENT

In connection with the Amendment and Waiver, a Voting Agreement was entered into by the following stockholders: John Capotorto, Phillip Forman, The Elise Trust and Gary Rogers (the “Shareholders”), the Company, and the Debenture Holders. The Voting Agreement requires the Shareholders to vote in favor of the Charter Amendment and prohibits the Shareholders from taking any action to directly or indirectly oppose the Charter Amendment. The Voting Agreement also prohibits the Shareholders from taking any action to amend the Articles of Incorporation in any way that would be inconsistent with the change made pursuant to the Charter Amendment prior to March 31, 2008. The Charter Amendment was a condition to the Debenture Holders agreeing to enter into the Amendment and Waiver. The shares of Common Stock owned by the Shareholders and subject to the Voting Agreement aggregate 50.11% of the Company’s Common Stock. Approval of the Charter Amendment requires a vote of the majority of the holders of the Company’s Common Stock.

DESCRIPTION OF COMMON STOCK

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Pursuant to the Voting Agreement, a majority of stockholders have contractually agreed to vote in favor of the Charter Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Board of Directors has fixed August 31, 2007 as the record date for the determination of stockholders entitled to receive this Information Statement. As of the

Record Date there were 22,655,781 shares of Common Stock issued and outstanding. The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of shares of Common Stock by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding share capital, (ii) the directors and executive officers and (iii) the directors and executive officers as a group.

NAME AND ADDRESS OF BENEFICIAL OWNER(1)	AMOUNT OF OWNERSHIP(2)		PERCENTAGE OF CLASS(3)
Andrew G. Barnett 517 Route 1 South, Suite 3060 Iselin, NJ 08830	(4)		(4)
Phillip Forman, DPM 517 Route 1 South, Suite 3060 Iselin, NJ 08830	4,575,848		20.0%
John Capotrto, MD 517 Route 1 South, Suite 3060 Iselin, NJ 08830	4,575,848		20.0%
John DeNobile 517 Route 1 South, Suite 3060 Iselin, NJ 08830	4,575,848		20.0%
Paul Basmasjian 517 Route 1 South, Suite 3060 Iselin, NJ 08830	16,667		*
David H. Meyrowitz 517 Route 1 South, Suite 3060 Iselin, NJ 08830	20,000		*
David Walz 517 Route 1 South, Suite 3060 Iselin, NJ 08830	110,000	(5)	*
* less than 1% Directors, Officers as a group (7 persons)(4)	13,874,211		60.9%
The Elise Trust(6) 517 Route 1 South, Suite 3060 Iselin, NJ 08830	4,575,848		20.0%

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o The Center For Wound Healing, Inc., 517 Route 1 South, Suite 3060 Iselin, NJ 08830.
(2)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly has or shares the powers to direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities with respect to which that person has the right to acquire beneficial ownership within 60 days of the relevant date. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of stock beneficially owned.
(3)	Based on 22,765,781 shares of capital stock, which includes 22,655,781 shares of common stock issued and outstanding as of June 30, 2006, and 110,000 shares of common stock issuable upon exercise of certain warrants or options as of June 30, 2006.
(4)	1,000,000 options were beneficially owned after June 30, 2006 and not included in the calculations in this table.
(5)	Includes 110,000 options vesting as of June 30, 3006.
(6)	Elise Trust is controlled by The First Rock Trustees, Limited.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information the Company files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

DELIVERY OF DOCUMENTS TO MULTIPLE STOCKHOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders. Upon receipt of contrary instructions, the Company will undertake to deliver promptly a separate copy of the Information Statement to the stockholder at a shared address to which a single copy of the documents was delivered and provide instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement. In the event a stockholder desires to provide contrary instructions to the Company, those instructions may be given verbally by telephoning the Company’s offices at (732) 726-3200 or by mail to 517 Route 1 South, Suite 3060 Iselin, NJ 08830.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you without re-printing the information in this Information Statement by referring you to prior and future filings with the SEC. The information we incorporate by reference is an important part of this Information Statement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed by the Company pursuant to the Exchange Act: (i) the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005, filed on September 28, 2005, (ii) the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006, filed on June 6, 2007, (iii) the Company’s Quarterly Report filed on Form 10-QSB for the quarter ended September 30, 2006 filed on July 2, 2007; (iv) the Company’s Quarterly Report filed on Form 10-QSB for the quarter ended December 31, 2006 filed on August 3, 2007; and (v) the Company’s Quarterly Report filed on Form 10-QSB for the quarter ended March 31, 2007 filed on [                    ].

FORWARD-LOOKING STATEMENTS

This Information Statement contains, in addition to historical information, forward-looking statements regarding the Company, which represent the Company’s expectations or beliefs including, but not limited to, statements concerning the Company’s operations, performance, financial condition, business strategies, and other information and that involve substantial risks and uncertainties. The Company’s actual results of operations, some of which are beyond the Company’s control, could differ materially. For this purpose, any statements contained in this Information Statement that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Factors that could cause or contribute to such difference include, but are not limited to; limited history of operations; need for additional financing; competition; dependence on management; and other factors discussed herein and in the Company’s other filings with the Securities and Exchange Commission.

THE CENTER FOR WOUND HEALING, INC.

BY ORDER OF THE BOARD OF DIRECTORS

Andrew G. Barnett

Chief Executive Officer

Date: September     , 2007